Secretary of State
Corporation Division
255 Capitol Street NE, Suite 151
Salem, OR 97310-1327

Phone:(503)986-2200
Fax:(503)378-4381
www.filinginoregon.com

Registry Number: 498875-81
Type: DOMESTIC BUSINESS CORPORATION

Next Renewal Date: 02/01/2011

TT ADMINISTRATIVE SERVICES, LLC
1600 PIONEER TOWER
888 SW FIFTH AVE
PORTLAND OR 97204

Acknowledgment Letter

The document you submitted was recorded as shown below. Please review and verify the information listed for accuracy.

If you have any questions regarding this acknowledgement, contact the Secretary of State, Corporation Division at (503)986-2200. Please refer to the registration number listed above. A copy of the filed documentation may be ordered for a fee of $5.00. Submit your request to the address listed above or call (503)986-2317 with your Visa or MasterCard number.

Document
ARTICLES OF AMENDMENT

Filed On
07/29/2010

Jurisdiction
OREGON

Name
CAREPAYMENT TECHNOLOGIES, INC.

Principal Place of Business
5300 MEADOWS RD STE 400
LAKE OSWEGO OR 97035

Registered Agent
TT ADMINISTRATIVE SERVICES, LLC
1600 PIONEER TOWER
888 SW FIFTH AVE
PORTLAND OR 97204

President
THOMAS A SIDLEY
5300 MEADOWS RD STE 400
LAKE OSWEGO OR 97035

Secretary
BRIAN A OLIVER
5300 MEADOWS RD STE 400
LAKE OSWEGO OR 97035

Articles of Amendment - Business/Professional

Secretary of State - Corporation Division - 255 Capitol St. NE, Suite 151 - Salem, OR 97310-1327 - http://www.FilingInOregon.com - Phone: (503) 986-2200

FILED

JUL 29 2010

OREGON
SECRETARY OF STATE

For office use only

Registry Number: 498875-81

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record. We must release this information to all parties upon request and it will be posted on our website.

Please Type or Print Legibly in Black Ink.

1) **Entity Name:** CarePayment Technologies, Inc.

2) **State the Article Number(s):** and set forth the article(s) as it is amended to read. (Attach a separate sheet if necessary.)

See attached Second Amended and Restated Certificate of Designation under Article II(C) regarding Series D Convertible Preferred Stock and Series E Convertible Preferred Stock

3) **The Amendment was Adopted On:** July 28 2010

(If more than one amendment was adopted, identify the date of adoption of each amendment.)

4) **Check the Appropriate Statement:**

■ Shareholder action was required to adopt the amendment(s).

The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
See attached Exhibit B				

☐ Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

☐ The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

5) **Execution:** (Must be signed by at least one officer or director.)
By my signature, I declare as an authorized authority, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment or both.

Signature:	Printed Name:	Title:
[signature]	James T. Quist	President

Contact Name: (To resolve questions with this filing.)

Jeffrey W. Woodcox

Phone Number: (Include area code.)

(503) 802-2039

FEES

Required Processing Fee $100

Confirmation Copy (Optional) $5

No Fee for President/Secretary Change.

Processing Fees are nonrefundable. Please make check payable to "Corporation Division."

EXHIBIT A

SECOND AMENDED AND RESTATED CERTIFICATE OF DESIGNATION SERIES D CONVERTIBLE PREFERRED STOCK AND SERIES E CONVERTIBLE PREFERRED STOCK

CAREPAYMENT TECHNOLOGIES, INC.

This Second Amended and Restated Certificate of Designation (the "Certificate of Designation") amends and restates in its entirety that certain Amended and Restated Certificate of Designation regarding the Series D Convertible Preferred Stock of CarePayment Technologies, Inc. (the "Company") originally filed with the Secretary of State of the State of Oregon effective December 30, 2009, as amended effective April 1, 2010.

1. Designation and Amount. 1,200,000 shares of the Company's authorized Preferred Stock are hereby designated as Series D Convertible Preferred Stock (the "Series D Preferred Stock") and 250,000 shares of the Company's authorized Preferred Stock are hereby designated as Series E Convertible Preferred Stock (the "Series E Preferred Stock").

2. Dividend Provisions. The holders of shares of Series D Preferred Stock and Series E Preferred Stock shall be, *pari passu*, entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock of the Company) on the Class A Common Stock of the Company, at the rate of $0.50 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series D Preferred Stock and Series E Preferred Stock, payable quarterly in arrears when, as and if declared by the Board. Such dividends shall be cumulative.

3. Conversion. The holders of the Series D Preferred Stock and the Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

3.1 **Right to Convert.**

(a) **Series D Preferred Stock.** Subject to Section 3.3, each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after one year from the date of issuance of such share (or at any time upon receipt of notice by the Company of its intention to redeem outstanding shares of Series D Preferred Stock in accordance with Section 5.1), at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock of the Company as is determined by dividing the amount of $10.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series D Preferred Stock) (the "Series D Original Issue Price") by the Series D Conversion Price (defined in the following sentence) applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion (such quotient, the "Series D Conversion Rate"). The "Series D Conversion Price" per share of Series D Preferred Stock shall be 80% of DVWAP; *provided, however,* that in no event shall the Series D Conversion Price be less than $1.00 per share (the

"Series D Minimum Conversion Price") (as adjusted for stock splits, stock dividends, reclassifications and the like that occur after March 31, 2010). "DVWAP" means, for any date, the price determined by the first of the following clauses that applies: (i) if the Class A Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Common Stock for the 30 Trading Days prior to such date on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. to 4:02 p.m. Eastern Time); provided, that if there are no trades of Class A Common Stock during such 30-day period, DVWAP will be deemed to be $1.00; (ii) if the Class A Common Stock is not then listed or quoted on a Trading Market and if prices for the Class A Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the daily volume weighted average closing price of the Class A Common Stock for the 30 calendar days prior to such date; provided, that only those days on which at least one trade occurs with respect to Class A Common Stock shall be included in such calculation; and provided, further, that if there are no trades of Class A Common Stock during such 30-day period, DVWAP will be deemed to be $1.00; or (iii) in all other cases, the fair market value of a share of Class A Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by the holders of a majority of the Series D Preferred Stock and the Series E Preferred Stock, acting as a single class, then outstanding. "Trading Market" means the following markets or exchanges on which the Class A Common Stock is listed or quoted for trading on the date in question: the Nasdaq Global Select Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board. "Trading Day" means a day on which the Class A Common Stock is eligible to be traded on a Trading Market, whether or not one or more trades of Class A Common Stock occur on such day; provided, that only those days on which at least one trade occurs with respect to Class A Common Stock shall be included in calculating DVWAP or EVWAP (defined below).

(b) **Series E Preferred Stock.** Subject to Section 3.3, each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after 18 months from the date of issuance of such share, at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock of the Company as is determined by dividing the amount of $10.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series E Preferred Stock) (the "Series E Original Issue Price") by the Series E Conversion Price (defined in the following sentence) applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion (such quotient, the "Series E Conversion Rate"). The "Series E Conversion Price" per share of Series E Preferred Stock shall be 80% of EVWAP; *provided, however,* that in no event shall the Series E Conversion Price be less than $1.00 per share (the "Series E Minimum Conversion Price") (as adjusted for stock splits, stock dividends, reclassifications and the like that occur after June 30, 2010). "EVWAP" means, for any date, the price determined by the first of the following clauses that applies: (i) if the Class A Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Common Stock for the 90 Trading Days prior to such date on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. to 4:02 p.m. Eastern Time); provided, that if there are no trades of Class A Common Stock during such 90-day period, EVWAP will be

deemed to be $1.00; (ii) if the Class A Common Stock is not then listed or quoted on a Trading Market and if prices for the Class A Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the daily volume weighted average price of the Class A Common Stock for the 90 calendar days prior to such date; provided, that only those days on which at least one trade occurs with respect to Class A Common Stock shall be included in such calculation; and provided, further, that if there are no trades of Class A Common Stock during such 90-day period, EVWAP will be deemed to be $1.00; or (iii) in all other cases, the fair market value of a share of Class A Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by the holders of a majority of the Series D Preferred Stock and the Series E Preferred Stock, acting as a single class, then outstanding.

3.2 **Automatic Conversion.**

(a) **Series D Preferred Stock.** Each share of Series D Preferred Stock then outstanding shall automatically be converted into shares of Class A Common Stock at the Series D Conversion Rate then in effect for such share immediately upon the date specified by the vote or consent, either in writing or at a meeting, of the holders of at least two-thirds (2/3) of the then outstanding shares of Series D Preferred Stock.

(b) **Series E Preferred Stock.** Each share of Series E Preferred Stock then outstanding shall, immediately after the close of the business day which is 36 months from the date of issuance of such share, automatically be converted into shares of Class A Common Stock at the Series E Conversion Rate then in effect for such share.

3.3 **Mechanics of Conversion.**

(a) **Conversion of Series D Preferred Stock.** Before any holder of Series D Preferred Stock shall be entitled to convert such Series D Preferred Stock into shares of Class A Common Stock pursuant to Section 3.1(a), or promptly following any automatic conversion pursuant to Section 3.2(a), the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for such Series D Preferred Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same, in the case of Section 3.1(a), and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred Stock to be converted in the case of Section 3.1(a), or the date of any automatic conversion in the case of Section 3.2(a), and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such applicable date.

(b) **Conversion of Series E Preferred Stock.** Before any holder of Series E Preferred Stock shall be entitled to convert such Series E Preferred Stock into shares of

Class A Common Stock pursuant to Section 3.1(b), or promptly following any automatic conversion pursuant to Section 3.2(b), the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for such Series E Preferred Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same, in the case of Section 3.1(b), and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series E Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such Series E Preferred Stock to be converted in the case of Section 3.1(b), or the date of any automatic conversion in the case of Section 3.2(b), and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such applicable date.

3.4 **Minimum Conversion Price Adjustments for Certain Splits and Combinations.** The Series D Minimum Conversion Price and the Series E Minimum Conversion Price (the "Minimum Conversion Prices") shall be subject to adjustment from time to time as follows:

(a) **Stock Splits and Dividends.** If the Company should at any time after June 30, 2010 (the "Prior Date") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Class A Common Stock or the determination of holders of Class A Common Stock entitled to receive a dividend or other distribution payable in additional shares of Class A Common Stock or of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Class A Common Stock ("Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Class A Common Stock or the Common Stock Equivalents (including the additional shares of Class A Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Minimum Conversion Prices shall each be appropriately decreased so that the number of shares of Class A Common Stock issuable on conversion of each share of Series D Preferred Stock at the Series D Minimum Conversion Price, and issuable on conversion of each share of Series E Preferred Stock at the Series E Minimum Conversion Price, shall be increased in proportion to such increase of the aggregate of shares of Class A Common Stock outstanding and those issuable with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents to be determined by the Board of Directors of the Company.

(b) **Reverse Stock Splits.** If the number of shares of Class A Common Stock outstanding at any time after the Prior Date is decreased by a combination of the outstanding shares of Class A Common Stock, then, following the record date of such combination, the Minimum Conversion Prices shall each be appropriately increased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series

at the Minimum Conversion Prices shall be decreased in proportion to such decrease in outstanding shares.

3.5 **Other Distributions.** In the event the Company should at any time after the Prior Date declare a distribution to holders of Class A Common Stock payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 3.4(a), then, in each such case for the purpose of this Section 3.5, the holders of Series D Preferred Stock and of Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class A Common Stock of the Company into which their shares of Series D Preferred Stock or Series E Preferred Stock, as applicable, are convertible as of the record date fixed for the determination of the holders of Class A Common Stock of the Company entitled to receive such distribution.

3.6 **Recapitalizations.** If at any time or from time to time there shall be a recapitalization of the Class A Common Stock (other than a subdivision or combination provided for elsewhere in this Section 3), provision shall be made so that the holders of the Series D Preferred Stock and Series E Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise to which a holder of Class A Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Minimum Conversion Prices then in effect and the number of shares receivable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

3.7 **No Impairment.** The Company will not, by amendment of the Articles (except in accordance with Section 7 and Section 8 hereof and applicable law) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series D Preferred Stock and Series E Preferred Stock against impairment.

3.8 **No Fractional Shares and Certificate as to Adjustments.**

(a) No fractional shares shall be issued upon the conversion of any share or shares of the Series D Preferred Stock or the Series E Preferred Stock, and the number of shares of Class A Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock or Series E Preferred Stock the holder is at the time converting into Class A Common Stock and the number of shares of Class A Common Stock issuable upon such aggregate conversion.

(b) Upon the occurrence of each adjustment or readjustment of the Series D Conversion Price or the Series E Conversion Price, as applicable, pursuant to this Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series D Preferred Stock or Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Series D Conversion Price or the Series E Conversion Price, as applicable, at the time in effect, and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series D Preferred Stock or the Series E Preferred Stock, as applicable.

3.9 **Notices of Record Date.** In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series D Preferred Stock and Series E Preferred Stock, at least 10 calendar days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; provided, that such notice period may be shortened or waived upon the vote or consent, either in writing or at a meeting, of the holders of at least two-thirds (2/3) of the then outstanding shares of Series D Preferred Stock, with respect to the Series D Preferred Stock, and of the holders of at least two-thirds (2/3) of the then outstanding shares of Series E Preferred Stock, with respect to the Series E Preferred Stock.

3.10 **Reservation of Stock Issuable Upon Conversion.** The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock and the Series E Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles.

3.11 **Notices.** Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series D Preferred Stock or of Series E Preferred Stock shall be deemed given at the earlier of when actually received or when deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Company.

3.12 **Status of Converted Stock.** In the event any shares of Series D Preferred Stock or Series E Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be cancelled, shall not be re-issuable by the Company, and shall be eliminated from the shares of capital stock the Company is authorized to issue.

4. Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the assets of the Company shall be distributed in the following priority:

4.1 **Series D Preferred Liquidation Preference and Series E Preferred Liquidation Preference.** The holders of the Series D Preferred Stock and the Series E Preferred Stock shall be entitled to receive an amount equal to $10.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the such Preferred Stock) for each share of Series D Preferred Stock or Series E Preferred Stock then held by them, plus cumulative unpaid dividends from the original issuance date of such share of Preferred Stock (the "Liquidation Preference"). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D Preferred Stock and the Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidation Preference, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock and the Series E Preferred Stock, *pari passu*, in proportion to the preferential amount each such holder is otherwise entitled to receive.

4.2 **Remaining Assets.** After payment in full of the distributions described in Section 4.1, the remaining assets of the Company shall be distributed pro rata to the holders of Class A Common Stock and Class B Common Stock.

5. Redemption.

5.1 **Elective and Mandatory Redemption of Series D Preferred Stock.**

(a) The Company at any time may elect to redeem all, but not less than all, outstanding shares of Series D Preferred Stock upon not less than 30 calendar days prior notice to the holders thereof; provided that the holder thereof may at any time during such 30-day period elect to convert shares of Series D Preferred Stock pursuant to Section 3.1(a). All redemptions of Series D Preferred Stock under this Section 5.1(a) shall be at a purchase price per share equal to the Liquidation Preference per share in effect on the date such written notice by the Company is mailed to holders of Series D Preferred Stock.

(b) To the extent permitted by applicable law, the Company during January 2013, and upon not less than 30 calendar days prior notice to the holders thereof, shall redeem all then outstanding shares of Series D Preferred Stock; provided that the holder thereof may at any time during such 30-day period elect to convert shares of Series D Preferred Stock pursuant to Section 3.1(a). All redemptions of Series D Preferred Stock under this Section 5.1(b) shall be at a purchase price per share equal to the Liquidation Preference per share in effect on January 1, 2013; provided, that if the Company has not paid, or tendered for payment, the redemption price for redeemed shares of Series D Preferred Stock, as specified in Section 5.2, by January 31, 2013, the purchase price per share shall be equal to the Liquidation Preference per

share in effect on the date that is 10 calendar days immediately preceding the actual date of payment, or tender for payment, of the repurchase price by the Company.

5.2 **Mechanics of Company Repurchase.** When the Company redeems shares of Series D Preferred in accordance with Section 5.1, the holders thereof shall surrender their certificate or certificates, duly endorsed in blank or accompanied by a duly endorsed stock power attached thereto, to the Company and upon receipt, the amount owed under Section 5.1 shall be paid by the Company to the order of the person whose name appears on such certificate or certificates and each surrendered certificated shall be cancelled and retired.

5.3 **Redemption Price Adjustments of Preferred Stock for Certain Splits and Combinations.** The redemption price of the Series D Preferred Stock shall be subject to adjustment from time to time as follows:

(a) **Stock Splits and Subdivisions.** If the Company should at any time after the Prior Date effect a split or subdivision of the outstanding shares of Series D Preferred Stock, then, as of the date of such split or subdivision, the redemption price of the Series D Preferred Stock shall be appropriately decreased so that the aggregate redemption price payable for redemption of all shares of Series D Preferred Stock outstanding immediately after such effective date shall be equivalent to such aggregate redemption price payable for such shares immediately prior to such effective date.

(b) **Reverse Stock Splits.** If the number of shares of Series D Preferred Stock outstanding at any time after the Prior Date is decreased by a combination of the outstanding shares of Series D Preferred Stock, then, following the effective date of such combination, the redemption price for the Series D Preferred Stock shall be appropriately increased so that the aggregate redemption price payable for redemption of all shares of Series D Preferred Stock outstanding immediately after such effective date shall be equivalent to such aggregate redemption price payable for such shares immediately prior to such effective date.

5.4 **No Impairment.** The Company will not, by amendment of its Articles (except in accordance with Section 7 and Section 8 hereof and applicable law) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights herein of the holders of Series D Preferred Stock against impairment.

5.5 **Notices.** Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Company.

5.6 **Status of Redeemed Series D Preferred.** Upon redemption of any shares of Series D Preferred Stock pursuant to this Section 5, the shares so redeemed shall be cancelled,

shall not be re-issuable by the Company, and shall be eliminated from the shares of capital stock the Company is authorized to issue.

6. Voting Rights. Except as expressly provided by these Articles or as provided by law, the holders of Series D Preferred Stock and Series E Preferred Stock shall have the same voting rights as the holders of Class A Common Stock and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Company, and the holders of Class A Common Stock, the Series D Preferred Stock and the Series E Preferred Stock shall vote together as a single class on all matters. Each holder of Series D Preferred Stock or Series E Preferred Stock shall be entitled to one (1) vote per share of such Preferred Stock then outstanding.

7. Protective Provisions.

7.1 **Series D Preferred Stock.** So long as at least one-half (1/2) of the shares of Series D Preferred Stock issued by the Company remain outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Company shall not without first obtaining the approval by the vote or consent, either in writing or at a meeting, of the holders of at least two-thirds (2/3) of the then outstanding shares of Series D Preferred Stock, voting together as a separate class:

(a) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares of such series;

(b) increase or decrease the total number of authorized shares of Series D Preferred Stock or increase the total number of authorized shares of Series E Preferred Stock;

(c) authorize or issue, or obligate itself to issue, any other equity security, including any security (other than Series D Preferred Stock or Series E Preferred Stock) convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series D Preferred Stock with respect to voting, dividends, redemption, conversion or upon liquidation;

(d) declare or authorize any dividends with respect to shares of Class A Common Stock; or

(e) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Class A Common Stock; provided, however, that this restriction shall not apply (i) to the redemption of Series D Preferred Stock pursuant to these Articles, or (ii) to the repurchase of shares of Class A Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to written agreements under which the Company has the option to repurchase such shares at the original purchase price of such shares (or a lower price) upon the occurrence of certain events, such as the termination of employment.

7.2 **Series E Preferred Stock.** So long as at least one-half (1/2) of the shares of Series E Preferred Stock issued by the Company remain outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Company shall not without first obtaining the approval by the vote or consent, either in writing or at a meeting, of the holders of at least two-thirds (2/3) of the then outstanding shares of Series E Preferred Stock, voting together as a separate class:

(a) alter or change the rights, preferences or privileges of the shares of Series E Preferred Stock so as to affect adversely the shares of such series;

(b) increase or decrease the total number of authorized shares of Series D Preferred Stock or increase the total number of authorized shares of Series E Preferred Stock;

(c) authorize or issue, or obligate itself to issue, any other equity security, including any security (other than Series D Preferred Stock or Series E Preferred Stock) convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series E Preferred Stock with respect to voting, dividends, redemption, conversion or upon liquidation;

(d) declare or authorize any dividends with respect to shares of Class A Common Stock; or

(e) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Class A Common Stock; provided, however, that this restriction shall not apply to (i) the redemption of Series D Preferred Stock pursuant to these Articles, or (ii) the repurchase of shares of Class A Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to written agreements under which the Company has the option to repurchase such shares at the original purchase price of such shares (or a lower price) upon the occurrence of certain events, such as the termination of employment.

8. **Waiver; Amendment.** Any provision of this Certificate of Designation may be waived (a) by any individual holder of Series D Preferred Stock or Series E Preferred Stock, with respect to such holder; (b) by the vote or consent, either in writing or at a meeting, of the holders of at least two-thirds (2/3) of the shares of Series D Preferred Stock then outstanding, with respect to all holders of Series D Preferred Stock; or (c) by the vote or consent, either in writing or at a meeting, of the holders of at least two-thirds (2/3) of the shares of Series E Preferred Stock then outstanding, with respect to all holders of Series E Preferred Stock . Any provision of this Certificate of Designation may be amended with (i) the approval of the Board; and (ii) the vote or consent, either in writing or at a meeting, of the holders of at least two-thirds (2/3) of the then outstanding shares of the Series D Preferred Stock and of the Series E Preferred Stock, voting as separate classes.

EXHIBIT B

ARTICLES OF AMENDMENT

CAREPAYMENT TECHNOLOGIES, INC.

(Registry No. 498875-81)

CarePayment Technologies, Inc., an Oregon corporation (the "Company"), certifies that the Second Amended and Restated Certificate of Designation for Series D Convertible Preferred Stock and Series E Convertible Preferred Stock was duly adopted by the Company's Board of Directors and approved by the written consent of the holder of all of the issued and outstanding shares of the Company's Series D Convertible Preferred Stock.